Exhibit 10.4

Linda F. Masera Vice President Energy Group
Bank One, Texas,
PO Box 2629
910 Travis
Houston IX 77252 2629

Tel 713-751-3458 Fax 713 751-3544

September 18, 1997

 Saba Petroleum Company
 3201 Airpark Drive, Suite 201
 Santa Maria, California 93455

 Attn: Mr. Walton C. Vance

 Saba Energy of Texas, Incorporated
 1603 S.E. 19th Street, Suite 202
 Edmond, Oklahoma 73013

 Attn: Mr. Bradley T. Katzung

 RE: Corrections relating to Second Amendment dated August 28, 1997, and Fourth Amendment dated September 9,1997, to First Amended and Restated Loan Agreement among Saba Petroleum Company, et al. and Bank One, Texas, N.A.

 Dear Messrs. Vance and Katzung:

                   Prior to the execution of the captioned Fourth Amendment by Saba Petroleum Company, as Borrower, several of its subsidiaries, as Guarantors, and Bank One, Texas, N.A., all of such parties understoodand agreed that if Saba Petroleum Company subsequently closed a public offering of any its stock prior to the Term Loan Maturity Date, as defined therein, then the proceeds raised from such public offering, net of the costs of the offering, would be used to pay off the outstanding balance of the Term Note plus accrued, unpaid interest thereon. We inadvertently failed to include such a provision in the Fourth Amendment. Accordingly, I propose that the following text be added to the end of Section 2.25 of the Loan Agreement, as such section was added by the Fourth Amendment:

         Notwithstanding the foregoing, however, if Borrower should close a public offering of shares of stock in Borrower prior to the Term Loan Maturity Date, then the cash proceeds received by Borrower as the result of such public offering, net of all reasonable, substantiated third party costs and expenses incurred by Borrower in connection with documenting, conducting and closing such public offering, not to exceed the then-outstanding principal balance of the Term Loan and accrued, unpaid interest thereon, shall be paid to Bank to be credited against the unpaid balance of the Term Loan and accrued, unpaid interest thereon. Such payment shall be made to Bank within thirty (30) days after the closing and funding of such public offering.

                  Also, the Notice of Final Agreement dated September 9, 1997, executed in connection with the Fourth Amendment contained certain erroneous numbers in the first paragraph thereof. Accordingly, I propose that the following text be substituted in place of the first paragraph that appeared in such Notice of Final Agreement:

         As of the effective date of this Notice, Borrower and BANK ONE, TEXAS, N.A. ("Bank") have consummated a transaction pursuant to which Bank has agreed to make a loan or loans to Borrower, or to renew and amend an existing loan or loans to Borrower, in an aggregate amount of up to $31,787,769.00, which is comprised of a revolving loan of up to $22,100,000.00 and a term loan in the amount of $9,687,769.00.

                   The final correction with respect to the Fourth Amendment relates to the definition of "Term Note," as added to the Loan Agreement by the Fourth Amendment. The reference in that definition to "First Amendment" is hereby corrected to refer to the " Fourth Amendment".

                   Finally, pursuant to the captioned Second Amendment, the "Conversion Date" was revised to be July 1, 1999, and the "Termination Date" was revised to be July 1, 2002. Conforming changes, however, were not made to
 Section 2.22 of the Loan Agreement. Accordingly, the words "on August 1, 1998" that appear in the third line of Section 2.22 are hereby deleted and replaced with: "with the month following the Conversion Date". Likewise, the reference to "July 31, 1998" that appears in the eighth line of Section 2.22 is hereby deleted and replaced with "the Conversion Date".

      If the foregoing proposed corrections are acceptable to you, please have authorized officers of Saba Petroleum Company and each of the Guarantors execute this letter and the accompanying Notice of Final Agreement in the spaces provided, and return them to me. For your convenience, this letter and the Notice of Final Agreement may be executed and returned to me in multiple counterparts.



 Yours very truly,

 BANK ONE, TEXAS, N.A.

 By:

 /s/Linda F. Masera


 SABA PETROLEUM COMPANY

 By:
 /s/BRADLEY T. KATZUNG,
 Vice President

 Guarantors:

 SABA PETROLEUM OF MICHIGAN, INC.

 By:
 /s/BRADLEY T. KATZUNG
 President

 SABA PETROLEUM, INC.

 By:
 /s/WALTON C. VANCE
 Secretary

         MV VENTURES, G.P.

         By: Saba Energy of Texas, Incorporated
             Managing Partner

         By: /s/ Bradley T. Katzung
                 President

         SABACOL, INC.

         By: /s/ WALTON C. VANCE
                 Secretary